Exhibit 5.1

Jenkens & Gilchrist
A PROFESSIONAL CORPORATION
1445 Ross Avenue Suit 3200 Dallas, Texas 75202 (214) 855-4500 Facsimile (214) 855-4300 www.jenkens.com

Austin, Texas
(512) 499-3800

Chicago, Illinois
(312) 425-3900

Houston, Texas
(713) 951-3300

Los Angeles, California
(310) 820-8800

Pasadena, California

(626) 578-7400

San Antonio, Texas
(210) 246-5000

Washington, D.C.
(202) 326-1500

October 19, 2006

FelCor Lodging Trust Incorporated

545 East John Carpenter Freeway, Suite 1300

Irving, Texas 75062

Re:	Registration Statement on Form S-3 (File No. 333-)

Ladies and Gentlemen:

We have acted as special counsel to FelCor Lodging Trust Incorporated, a Maryland corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of the sale by stockholders of the Company of up to 1,045,415 shares (the “Shares”) of Company common stock, par value $0.01 per share (“Common Stock”), pursuant to the Company’s Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission under the Act.

This opinion is being furnished to you in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In rendering this opinion, we have examined, and are familiar with, originals or copies, certified or otherwise identified to our satisfaction, of (1) the Registration Statement, (2) the Company’s Articles of Amendment and Restatement, as amended, corrected and supplemented to date (the “Charter”), (3) the Bylaws of the Company, as amended to date (the “Bylaws”), (4) resolutions, minutes and records of the corporate proceedings of the Company with respect to the issuance of the Shares and (5) such other documents and instruments as this firm has deemed necessary for the expression of these opinions. In making the foregoing examinations, this firm has assumed the genuineness of all signatures and the authenticity of all documents submitted to this firm as originals, and the conformity to original documents of all documents submitted to this firm as certified, conformed or photostatic copies. As to various questions of fact material to this opinion letter, and as to the content and form of the Charter, Bylaws, minutes, records, resolutions and other documents or writings of the Company, this firm has relied, to the extent it deems reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to this firm by the Company, without independent check or verification of their accuracy.

Jenkens & Gilchrist

A PROFESSIONAL CORPORATION

Securities and Exchange Commission

October 19, 2006

Based upon our examination and consideration of, and reliance on, the documents and other matters described above and assuming that all relevant corporate actions heretofore taken by the Company remain in full force and effect, this firm is of the opinion that (i) the 199,450 shares of Common Stock included in the Registration Statement that are presently outstanding are legally issued, fully-paid and nonassessable, and (ii) the 845,965 shares of Common Stock included in the Registration Statement that are issuable pursuant to the redemption of outstanding units of limited partnership interest in FelCor Lodging Limited Partnership, if and when issued and delivered by the Company in accordance with the terms and conditions of the instruments, resolutions and agreements governing their issuance, will be legally issued, fully-paid and nonassessable.

This firm hereby consents to the filing of this opinion letter as an exhibit to the Registration Statement and to references to our firm included in, or made a part of, the Registration Statement. In giving this consent, this firm does not admit that it comes within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

Jenkens & Gilchrist, a Professional Corporation

By:	/s/ Robert W. Dockery
Robert W. Dockery, Authorized Signatory